EXCHANGE AGREEMENT

BY AND AMONG

DIVERSIFIED OPPORTUNITIES, INC.

SUGARMADE, INC.

AND

CERTAIN STOCKHOLDERS OF SUGARMADE, INC.

Dated April 23, 2011

TABLE OF CONTENTS

Page

ARTICLE I EXCHANGE OF SECURITIES

1

Section 1.1 The Exchange

1

Section 1.2 Exchange Ratio

2

ARTICLE II THE CLOSING

3

Section 2.1 Closing Date

3

Section 2.2 Transactions at Closing

3

ARTICLE III REPRESENTATIONS AND WARRANTIES OF DVOP

5

Section 3.1 Organization and Qualification

5

Section 3.2 Authorization

5

Section 3.3 Validity and Effect of Agreement

5

Section 3.4 No Conflict

6

Section 3.5 Required Filings and Consents

6

Section 3.6 Capitalization

6

Section 3.7 Status of Common Stock

7

Section 3.8 SEC Reports and Financial Statements

7

Section 3.9 Financial Statements

7

Section 3.10 No Undisclosed Liabilities

7

Section 3.11 Material Contracts

7

Section 3.12 Intellectual Property Rights

8

Section 3.13 Litigation

8

Section 3.14 Taxes

8

Section 3.15 Registration

8

Section 3.16 Listing and Maintenance Requirements

8

Section 3.17 Books and Records

8

Section 3.18 Insurance

8

Section 3.19 Compliance

9

Section 3.20 Absence of Certain Changes

9

Section 3.21 Material Transactions or Affiliations

10

Section 3.22 Employees

10

Section 3.23 Previous Sales of Securities

10

Section 3.24 Principals of DVOP

10

Section 3.25 Tax-Free Exchange

10

Section 3.26 Brokers and Finders

11

Section 3.27 Disclosure

11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SUGARMADE

11

Section 4.1 Organization and Qualification

11

Section 4.2 Authorization

11

Section 4.3 Validity and Effect of Agreement

11

Section 4.4 No Conflict

11

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Section 4.5 Required Filings and Consents

12

Section 4.6 Capitalization

12

Section 4.7 Financial Statements

12

Section 4.8 No Undisclosed Liabilities

13

Section 4.9 Material Contracts

13

Section 4.10 Intellectual Property Rights.

13

Section 4.11 Litigation

14

Section 4.12 Taxes

14

Section 4.13 Compliance

14

Section 4.14 Absence of Certain Changes

14

Section 4.15 Material Transactions or Affiliations

15

Section 4.16 Employees

15

Section 4.17 Principals of Sugarmade

15

Section 4.18 Tax-Free Exchange

16

Section 4.19 Brokers and Finders

16

Section 4.20 Disclosure

16

ARTICLE V REPRESENTATIONS AND WARRANTIES OF EACH SELLER

16

Section 5.1 Authorization

16

Section 5.2 Validity and Effect of Agreement

16

Section 5.3 No Breach or Violation

16

Section 5.4 Consents and Approvals

17

Section 5.5 Title

17

Section 5.6 Investor Status

17

Section 5.7 No Government Review

17

Section 5.8 Investment Intent

17

Section 5.9 Restrictions on Transfer

17

Section 5.10 Informed Investment

18

Section 5.11 Access to Information

18

Section 5.12 Reliance on Representations

18

Section 5.13 No General Solicitation

18

Section 5.14 Legends

18

Section 5.15 Placement and Finder's Fees

19

Section 5.16 Disclosure

19

ARTICLE VI CERTAIN COVENANTS

19

Section 6.1 Conduct of Business by DVOP

19

Section 6.2 Access to Information

19

Section 6.3 Confidentiality

20

Section 6.4 No Shop

20

Section 6.5 Further Assurances

21

Section 6.6 Public Announcements

21

Section 6.7 Notification of Certain Matters

21

Section 6.8 Financial Statements

21

Section 6.9 Capital Raise

21

Section 6.10 Share Cancellation

21

Section 6.11 Tax-Free Exchange Status

21

-ii-

Section 6.12 Conversion of Notes Payable

22

Section 6.13 Resignation of Directors.

22

ARTICLE VII CONDITIONS TO CONSUMMATION OF THE EXCHANGE

22

Section 7.1 Conditions to Obligations of Sugarmade

22

Section 7.2 Conditions to Obligations of DVOP

22

ARTICLE VIII INDEMNIFICATION

23

Section 8.1 Indemnification between the Parties

23

Section 8.2 Indemnification Procedures for Third Party Claims

24

Section 8.3 Indemnification Procedures for Non-Third Party Claims

25

Section 8.4 Limitations on Indemnification

25

ARTICLE IX TERMINATION

26

Section 9.1 Termination

26

Section 9.2 Procedure and Effect of Termination

26

ARTICLE X MISCELLANEOUS

27

Section 10.1 Entire Agreement

27

Section 10.2 Amendment and Modifications

27

Section 10.3 Extensions and Waivers

27

Section 10.4 Successors and Assigns

27

Section 10.5 Survival of Representations, Warranties and Covenants

27

Section 10.6 Headings; Definitions

27

Section 10.7 Specific Performance

28

Section 10.8 Notices

28

Section 10.9 Governing Law

28

Section 10.10 Consent to Jurisdiction

28

Section 10.11 Counterparts

28

Section 10.12 Certain Definitions

29

-iii-

EXHIBITS AND SCHEDULES

Exhibit A

Form of Share Cancellation Agreement

Exhibit B

Form of DVOP Officer and Director Release

Exhibit C

Form of Notice of Exchange (Common Stock)

Exhibit D

Form of Notice of Exchange (Warrants)

Exhibit E

Form of Registration Rights Agreement

Schedule I

Schedule of Sugarmade Shares to be exchanged for DVOP Common

Stock

Schedule II

Schedule of Sugarmade warrants to be exchanged for DVOP warrants

Schedule III

Investor Questionnaire

EXCHANGE AGREEMENT

This Exchange Agreement ("Agreement"), is made and entered into as of April 23, 2011, by and among Diversified Opportunities, Inc., a Delaware corporation ("DVOP"), Sugarmade, Inc., a California corporation ("Sugarmade"), and the stockholders of Sugarmade set forth on the signature pages to this Agreement (collectively, the "Sellers" and individually, a "Seller") with respect to the following facts:

RECITALS

A.

Sellers own more than fifty percent (50%) of the issued and outstanding shares of Common Stock, no par value, of Sugarmade (the "Sugarmade Shares") and more than ninety percent (90%) of the issued and outstanding warrants or other rights to acquire or purchase Sugarmade Shares ("Sugarmade Warrants") in the denominations as set forth opposite their respective names on Schedule I and Schedule II to this Agreement;

B.

DVOP desires to acquire from Sellers, and Sellers desire to sell and transfer to DVOP, all of the Sugarmade Shares owned by Sellers on the Closing Date in exchange for the issuance and delivery by DVOP of one (1) share of Common Stock, par value $0.001 per share, of DVOP ("Common Stock"), for each one (1) Sugarmade Share (the "Exchange Ratio") and all of the Sugarmade Warrants owned by Sellers on the Closing Date, in exchange for the issuance of warrants of DVOP on substantially identical terms and conditions (the "Exchange");

C.

It is intended that, for federal income tax purposes, the Exchange shall qualify as an exchange described in Section 351 of the of the Internal Revenue Code of 1986, as amended (the "Code") and a reorganization described in Section 368 of the Code.

NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SECURITIES

Section 1.1 The Exchange

.  On the terms and subject to the conditions of this Agreement:

(a)

 DVOP shall issue and deliver to each of the Sellers owning Sugarmade Shares such number of shares of Common Stock as is set forth opposite such Seller's name on Schedule I hereto, subject to adjustment as set forth in Section 1.2, and each such Seller shall sell, transfer and deliver to DVOP, the number of issued and outstanding Sugarmade Shares set forth opposite such Seller's name on Schedule I hereto along with a duly executed share assignment endorsed in favor of DVOP on the Closing Date.

(b)

In the event that Sellers' Sugarmade Shares are subject to a repurchase right in favor of Sugarmade, then, by virtue of this Agreement, such repurchase right shall be assigned to DVOP and shall continue in full force and effect with respect to the

Common Stock under its original terms and conditions; provided, that to the extent that the repurchase right was triggered upon termination of service from Sugarmade, after the Exchange such trigger shall be predicated upon termination of service from DVOP or any of its affiliated entities.

(c)

DVOP shall issue and deliver to each of the Sellers owning Sugarmade Warrants such number of DVOP Warrants as is set forth opposite such Seller's name on Schedule II hereto, subject to adjustment as set forth in Section 1.2, and each such Seller shall sell, transfer and deliver to DVOP, the number of issued and outstanding Sugarmade Warrants set forth opposite such Seller's name on Schedule II hereto along with a duly executed share assignment endorsed in favor of DVOP on the Closing Date.

(d)

The terms of the DVOP Warrants shall be identical to the terms of the Sugarmade Warrants, or as near to the terms of the Sugarmade Warrants as possible.  Any restriction on the exercise of any such Sugarmade Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Sugarmade Warrant shall otherwise remain unchanged.

Section 1.2 Exchange Ratio

.

(a)

Based on the outstanding capital stock of DVOP as of the date hereof of 9,199,192 shares outstanding and the anticipated stock cancellation and/or redemption of 8,762,500 outstanding DVOP shares to take place prior to Closing, the former stockholders of Sugarmade would own no more than 9,263,308 shares of Common Stock of DVOP, and all of the current stockholders of DVOP would own no more than an aggregate of 436,692 shares of Common Stock of DVOP.  The number of shares of Common Stock to be owned by the former stockholders of Sugarmade is subject to the representations made in Section 4.6.

(b)

If between the date of this Agreement and the Closing Date, there shall be any change in the number of shares of outstanding capital stock of either DVOP or Sugarmade, including the issuance of any options or rights to acquire Common Stock, the Exchange Ratio shall be adjusted such that immediately following the Closing the aggregate number of shares of Common Stock issued to each represents the percentage ownership set forth above.

(c)

If between the date of this Agreement and the Closing Date, the holders of issued and outstanding Sugarmade Shares constituting less than one hundred percent (100%) but more than ninety percent (90%) have agreed to the Exchange contemplated hereunder (all other Sugarmade stockholders, hereinafter the "Delayed Stockholders"), then Sugarmade shall proceed to the Closing of the Exchange, subject to satisfaction of the conditions set forth in Section 7.1.  For a period of three months following the Closing Date, DVOP may, but shall not be required to accept for Exchange any Sugarmade Shares then held by any Delayed Stockholder, subject to such Delayed Stockholder's execution of this Agreement as a Seller for all intents and purpose, including but not limited to assuming all representations, warranties and undertakings of the Sellers hereunder and performance of all of the conditions for Closing to be performed by each Seller hereunder.  Until such time as a Delayed Stockholder executes this Agreement and submits his Sugarmade Shares in exchange for shares of Common Stock (thereby becoming a Seller), and such exchange is accepted by DVOP, such Delayed Stockholder shall remain a stockholder of Sugarmade and shall not be considered a stockholder of DVOP and shall not be entitled to any of the rights thereof, including without limitation the right to vote or receive any distributions with respect thereto. Prior to the Closing and upon written notice from DVOP as provided in Section 10.8, DVOP may in its sole discretion, reduce the required percentage described in the first sentence of this Section 1.2(c) from ninety percent (90%) to eighty percent (80%).

ARTICLE II

THE CLOSING

Section 2.1 Closing Date

.  The closing of the Exchange and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sheppard Mullin Richter & Hampton LLP, San Diego, CA 92130 at 10:00 a.m. on April 29, 2011, or at such other location, date and time as DVOP and Sugarmade may agree. The time and date upon which the Closing actually occurs being referred to herein as the "Closing Date".

Section 2.2 Transactions at Closing

.  At the Closing, the following transactions shall take place, which transactions shall be deemed as having taken place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a)

DVOP shall deliver to Sugarmade, as agent for Sellers, the following documents:

(i)

Validly executed stock certificates corresponding to the Common Stock issued in the name of the Sellers in the amounts set forth in Schedule I;

(ii)

Validly executed DVOP warrants corresponding to the Sugarmade Warrants issued in the name of the Sellers in the amounts and on the terms set forth in Schedule II;

(iii)

A duly executed Share Cancellation Agreement in the form attached hereto as Exhibit A;

(iv)

A resignation and release agreement, substantially in the form attached hereto as Exhibit B from the current chief executive officer and director of DVOP to be effective as of the Closing (which shall be not less than 10 days after the mailing of a 14(f)-1 Information Statement to DVOP's stockholders of record);

(v)

True copies of all consents and waivers obtained by DVOP, in accordance with the provisions of Section 7.1 below;

(vi)

Certificate of good standing from the Secretary of State of the State of Delaware, dated at or about the Closing Date, to the effect that DVOP is in good standing under the laws of said state;

(vii)

Certified copy of the Certificate of Incorporation of DVOP, as certified by the Secretary of State of the State of Delaware at or about the Closing Date;

(viii)

Secretary's certificate duly executed by DVOP's secretary attaching and attesting to the accuracy of: (A) the bylaws of DVOP, (B) the resolutions of DVOP's board of directors issuing and allotting the Common Stock to the Sellers subject to the provisions hereof, approving the transactions contemplated hereby, including the Exchange, selecting Scott Lantz as a director of DVOP (resulting in the DVOP directors to be Kevin Russeth and Scott Lantz) and appointing the officers of Sugarmade as follows: Scott Lantz as the officer of DVOP, and (C) an incumbency certificate signed by all of the executive officers of DVOP dated at or about the Closing Date;

(ix)

An officer's certificate duly executed by DVOP's chief executive officer to the effect that the conditions set forth in Section 7.1(a) below have been satisfied, dated as of the date of the Closing;

(x)

All corporate books and records of DVOP; and

(xi)

A registration rights agreement for the investors in the Capital Raise referenced in Section 6.9, in the form attached hereto as Exhibit E;

(xii)

Such other documents and instruments as Sugarmade may reasonably request.

(b)

Sugarmade shall deliver, or cause to be delivered, to DVOP the following documents and/or shall take the following actions:

(i)

Validly executed stock certificates corresponding to the number of Sugarmade Shares being transferred by the Sellers, issued in the name of DVOP and shall register the shares in the name of DVOP in the stockholders register of Sugarmade.

(ii)

Certificate of good standing from the Secretary of State of the State of California, dated at or about the Closing Date, to the effect that Sugarmade is in good standing under the laws of said state;

(iii)

Certified copy of the Articles of Incorporation of Sugarmade, as amended to date certified by the Secretary of State of the State of California at or about the Closing Date;

(iv)

Secretary's certificate duly executed by Sugarmade's secretary attaching and attesting to the accuracy of: (A) the bylaws of Sugarmade, (B) the resolutions of Sugarmade's board of directors, approving the transactions contemplated hereby, including the Exchange, and (C) an incumbency certificate signed by all of the executive officers of Sugarmade dated at or about the Closing Date;

(v)

An officer's certificate duly executed by Sugarmade's chief executive officer of Sugarmade to the effect that the conditions set forth in Section 7.2(a) below have been satisfied, dated as of the date of the Closing; and

(vi)

Such other documents as DVOP may reasonably request.

(c)

The Sellers shall deliver the following documents:

(i)

to DVOP, duly executed assignments in the form attached hereto as Exhibit C and or Exhibit D effecting the immediate and unconditional sale, assignment and irrevocable transfer of Sugarmade Shares and Sugarmade Warrants to DVOP, free and clear of any Liens, or any other third party rights of any kind and nature, whether voluntarily incurred or arising by operation of law;

(ii)

to Sugarmade, as agent for DVOP, all share certificates in respect of Sugarmade Shares;

(iii)

for the Sellers which are investors in the Capital Raise referenced in Section 6.9, the Sellers shall deliver  to the escrow agent an executed authorization to release funds and proceed with the Closing, in the form presented to the Seller by the escrow agent; and

(iv)

to Sugarmade, as agent for DVOP, all agreements issued in respect of the Sugarmade Warrants.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF DVOP

DVOP represents and warrants to Sugarmade and each Seller that, subject to such exceptions as may be specifically set forth in the public reports filed by DVOP on the SEC's EDGAR database, the statements contained in this Article III are true and correct as of the date of this Agreement:

Section 3.1 Organization and Qualification

.  DVOP is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect.  DVOP is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect.  DVOP has no subsidiaries and is not a participant in any joint venture, partnership, or similar arrangement.

Section 3.2 Authorization

.  DVOP has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Exchange.

Section 3.3 Validity and Effect of Agreement

.  This Agreement has been duly and validly executed and delivered by DVOP and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of DVOP, in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

Section 3.4 No Conflict

.  Neither the execution and delivery of this Agreement by DVOP nor the performance by DVOP of its obligations hereunder, nor the consummation of the Exchange, will: (i) conflict with DVOP's Certificate of Incorporation or Bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to DVOP or any of the properties or assets of DVOP; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of DVOP, or result in the creation or imposition of any Lien upon any properties, assets or business of DVOP under, any Contract or any order, judgment or decree to which DVOP is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on DVOP, or would not prevent or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

Section 3.5 Required Filings and Consents

.  The execution and delivery of this Agreement by DVOP does not, and the performance of this Agreement by DVOP will not, require any consent, approval, authorization or permit of, or filing with or notification to, Governmental Authority with respect to DVOP except: (i) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities laws ("Blue Sky Laws"); and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on DVOP, or would not prevent or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

Section 3.6 Capitalization

.  The authorized capital stock of DVOP consists of 300,000,000 shares of Common Stock, par value $0.001 per share, of which 9,199,192 shares of Common Stock are issued and outstanding as of the date of this Agreement, and no more than  436,692 shares of Common Stock will be issued and outstanding as of the Closing Date.  In addition, as of the date of this Agreement, there are no warrants outstanding to purchase shares of Common Stock, and as of the Closing Date, there will be no warrants to purchase shares of Common Stock other than 200,000 warrants to purchase common stock at an exercise price of $1.25 with a 3 year term, in the same form of warrant agreement as issued to the investors in the Capital Raise. Except for the transactions contemplated by this Agreement, there are no other share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from DVOP and there are no contracts or commitments providing for the issuance of, or the granting of rights to acquire, any shares of capital stock of DVOP or under which DVOP is, or may become, obligated to issue any of its securities.  All shares of capital stock of DVOP outstanding as of the date of this Agreement have been duly authorized and validly issued, are fully paid and nonassessable, and are free of preemptive rights.

Section 3.7 Status of Common Stock

.  The Common Stock, when issued and allotted at the Closing in exchange for Sugarmade Shares, will be duly authorized, validly issued, fully paid, nonassessable, and free of any preemptive rights, will be issued in compliance with all applicable laws concerning the issuance of securities, and will have the rights, preferences, privileges, and restrictions set forth in DVOP's Certificate of Incorporation and bylaws, and will be free and clear of any Liens of any kind and duly registered in the name of the Sellers, in DVOP's stockholders ledger.

Section 3.8 SEC Reports and Financial Statements

.  DVOP has timely filed with the SEC all forms, reports, notices, schedules, statements and other documents and instruments required to be filed by it under any applicable law, and has heretofore made available (or promptly following filing will make available) to Sugarmade true and complete copies of, all such forms, reports, notices, schedules, statements and other documents and instruments required to be filed by it under the Exchange Act or the Securities Act (the "DVOP SEC Documents").  As of their respective dates or, if amended, as of the date of the last such amendment, the DVOP SEC Documents, including any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (ii) were complete and accurate in all material respects, and (iii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

Section 3.9 Financial Statements

.  Each of the financial statements included in the DVOP SEC Documents including but not limited to the audited financial statements for the years ended June 30, 2009 and June 30, 2010 and the unaudited financial statements for the six (6) month period ended December 31, 2010 (the "DVOP Financial Statements") have been filed in accordance with any applicable law and prepared from, and are in accordance with, the books and records of DVOP, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial positions and the results of operations and cash flows of DVOP as of the dates thereof or for the periods presented therein (subject, in the case of unaudited statements, to normal year-end audit adjustments not material in amount).

Section 3.10 No Undisclosed Liabilities

.  Except as disclosed in the DVOP Financial Statements, DVOP does not have any liabilities, indebtedness or obligations, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due (each a “Liability” and collectively, "Liabilities"), and, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a Liability, including without limitation any liabilities for foreign, federal, state, local or other taxes (including deficiencies, interest and penalties) in excess of $3,000.  As of the Closing Date, DVOP shall have no Liabilities other than up to $20,000 in unsecured accounts payable or accrued expenses.

Section 3.11 Material Contracts

.  DVOP has no material contracts.

Section 3.12 Intellectual Property Rights

(a)

.

(a)

DVOP has no material Intellectual Property Rights.

(b)

DVOP (i) has not received notice of a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (ii) does not have any knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any DVOP Intellectual Property Rights or Licensed Intellectual Property.  DVOP has at all times used reasonable efforts to protect its proprietary information and to prevent such information from being released into the public domain.

Section 3.13 Litigation

.  There is no action pending or, to the knowledge of DVOP, threatened against DVOP that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against DVOP, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

Section 3.14 Taxes

.  DVOP has filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by it or on behalf of it, and each such tax return was complete and accurate in all material respects, and DVOP has timely paid (or has had paid on its behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it.  No deficiency for a material Tax has been asserted in writing or otherwise, to DVOP's Knowledge, against DVOP or with respect to any of its assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith.  There are no material Liens for Taxes upon DVOP's assets.

Section 3.15 Registration

.  No order revoking the registration of DVOP or the Common Stock under the Exchange Act has been issued by any court, securities commission or regulatory authority in the United States and no proceedings for such purpose are pending or, to the Knowledge of DVOP, after reasonable inquiry, threatened.

Section 3.16 Listing and Maintenance Requirements

.  The Common Stock is registered under Section 12(g) of the Exchange Act, and DVOP has taken no action designed to, or which to the knowledge of DVOP is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has DVOP received any notification that the SEC is contemplating terminating such registration.  The Common Stock is presently traded under the symbol "DVOP".  DVOP is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such SEC registration requirements.

Section 3.17 Books and Records

. The books and records, financial and others, of DVOP are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

Section 3.18 Insurance

.  DVOP does not presently have any insurance policies.

Section 3.19 Compliance

.  DVOP is in compliance with all foreign, federal, state and local laws and regulations of any Governmental Authority, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.  DVOP has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect.  Except as otherwise required herein, DVOP does not, and is not required to, hold any permits, licenses or franchises from Governmental Authorities.

Section 3.20 Absence of Certain Changes

.  Since the date of the latest DVOP Financial Statements, except as described in the DVOP SEC Documents or as expressly permitted or required by this Agreement or with the consent of Sugarmade, DVOP has not:

(a)

sold or otherwise issued any shares of capital stock;

(b)

acquired any assets or incurred any Liabilities (other than for routine ordinary expenses incurred in the course of normal business);

(c)

amended its Certificate of Incorporation or Bylaws;

(d)

waived any rights of value which in the aggregate are extraordinary or material considering the business of DVOP;

(e)

made any material change in its method of management, operation or accounting;

(f)

made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee which have not been disclosed;

(g)

granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date;

(h)

borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

(i)

become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of DVOP or become subject to any change or development in, or effect on, DVOP that has or could reasonably be expected to have a Material Adverse Effect,

(j)

entered into any agreement to take any action described in clauses (a) through (i) above

Section 3.21 Material Transactions or Affiliations

.  Except as described in the DVOP SEC Documents, there is no contract, agreement or arrangement between DVOP and any person who was, at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by DVOP to own beneficially, five percent or more of the issued and outstanding Common Stock and which is to be performed in whole or in part after the date hereof.  DVOP has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 3.22 Employees

.  DVOP is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment, except where any failure to comply would not constitute a Material Adverse Effect. There are no proceedings pending or, to DVOP's knowledge, reasonably expected or threatened, between DVOP, on the one hand, and any or all of its current or former employees, on the other hand. There are no claims pending, or, to DVOP's knowledge, reasonably expected or threatened, against DVOP under any workers' compensation or long term disability plan or policy. DVOP has no unsatisfied obligations that would have a Material Adverse Effect on DVOP to any employees, former employees, or qualified beneficiaries pursuant to any employee benefit plans, COBRA, HIPAA, or any state law governing health care coverage extension or continuation.

Section 3.23 Previous Sales of Securities

.  Since the purchase of 9,000,000 shares of DVOP common stock on May 30, 2008 by QRSciences Holding Limited, DVOP has neither sold nor issued shares of common stock to any Person or entity. Except as provided in this Agreement, DVOP has not granted or agreed to grant any registration rights, including piggyback rights, to any Person or entity.

Section 3.24 Principals of DVOP

.  During the past 10 years, no current officer or director of DVOP has been:

(a)

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)

the subject of any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)

the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d)

found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 3.25 Tax-Free Exchange

.  DVOP has not taken any action, nor does DVOP know of any fact, that is reasonably likely to prevent the Exchange from qualifying as a "reorganization" within the meaning of Section 351 or 368 of the Code.

Section 3.26 Brokers and Finders

.  Neither DVOP, nor any of its officers, directors, employees or managers, has employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the Exchange for which DVOP has or could have any liability.

Section 3.27 Disclosure

.  There is no known material fact or information relating to the business, condition (financial or otherwise), affairs, operations or assets of DVOP and/or its subsidiaries that has not been disclosed in writing to Sugarmade and/or Sellers by DVOP.  No representation or warranty of DVOP in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SUGARMADE

Sugarmade represents and warrants to DVOP and each Seller that the statements contained in this Article IV are true and correct as of the date of this Agreement:

Section 4.1 Organization and Qualification

.  Sugarmade is duly organized and validly existing under the laws of the State of California, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect.  Sugarmade is duly qualified as a foreign corporation to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified as would not have a Material Adverse Effect.  Sugarmade has no subsidiaries.

Section 4.2 Authorization

.  Sugarmade has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Exchange.

Section 4.3 Validity and Effect of Agreement

.  This Agreement has been duly and validly executed and delivered by Sugarmade and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of Sugarmade, in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

Section 4.4 No Conflict

. Neither the execution and delivery of this Agreement by Sugarmade nor the performance by Sugarmade of its obligations hereunder, nor the consummation of the Exchange, will: (i) conflict with Sugarmade's Articles of Incorporation; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Sugarmade or any of its properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Sugarmade, or result in the creation or imposition of any Lien upon any properties, assets or business of Sugarmade under, any Material Contract or any order, judgment or decree to which Sugarmade is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) or (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on Sugarmade, or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their obligations under this Agreement.

Section 4.5 Required Filings and Consents

. The execution and delivery of this Agreement by Sugarmade do not, and the performance of this Agreement by Sugarmade will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, with respect to Sugarmade, except: (i) compliance with applicable requirements of the Securities Act, the Exchange Act, and Blue Sky Laws; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Sugarmade, or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their obligations under this Agreement.

Section 4.6 Capitalization

.  The authorized capital stock of Sugarmade is 50,000,000 shares of Sugarmade's common stock, par value $0.001 per share, and (i) no more than 9,263,308 shares of common stock will be issued and outstanding as of the Closing Date (including the shares issued to the investors in the Capital Raise); and (ii) as of the Closing Date there will be no more than 2,753,600 warrants to purchase shares of common stock (including the warrants issued to the investors in the Capital Raise); provided, however, (a) in the event the gross proceeds of the Capital Raise is less than $2,500,000, then the amount of issued and outstanding shares and warrants as of the Closing Date set forth in (i) and (ii) above shall be reduced by 1 share and 1 warrant for each $1.25 less than $2,500,000 in gross proceeds; and (b) the amount of issued and outstanding shares and warrants as of the Closing Date set forth in (i) and (ii) above shall be reduced by 1 share and 1 warrant for each $1.25 of Sugarmade notes payable which remain unconverted and outstanding as of the Closing Date. In addition, as of the Closing Date there will be no more than 1,000,000 options to purchase shares of common stock. Except for the transactions contemplated by this Agreement, there are no other share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from Sugarmade and, except for the up to 500,000 shares of common stock to be issued after the Closing Date pursuant to the consulting agreement (and which are subject to the repurchase rights in the consulting agreement) described in the footnotes in the Sugarmade Financial Statements, there are no contracts or commitments providing for the issuance of, or the granting of rights to acquire, any shares of capital stock of Sugarmade or under which Sugarmade is, or may become, obligated to issue any of its securities.  All Sugarmade Shares outstanding as of the date of this Agreement have been duly authorized and validly issued, are fully paid and nonassessable, and are free of preemptive rights.

Section 4.7 Financial Statements

. Sugarmade has previously furnished to DVOP true and complete copies of its audited consolidated balance sheet of Sugarmade for the fiscal years ended December 31, 2009 and December 31, 2010 and the related statements of operations, stockholders equity and cash flows for the year then ended (all of such financial statements of Sugarmade collectively, the "Sugarmade Financial Statements").  The Sugarmade Financial Statements (including the notes thereto) present fairly in all material respects the financial position and results of operations and cash flows of Sugarmade at the date or for the period set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except as otherwise indicated therein).  The Sugarmade Financial Statements have been prepared from and in accordance with the books and records of Sugarmade.

Section 4.8 No Undisclosed Liabilities

.  Except as disclosed in the Sugarmade Financial Statements, Sugarmade has no material liabilities, indebtedness or obligations, except those that have been incurred in the ordinary course of business, whether absolute, accrued, contingent or otherwise, and whether due or to become due, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, indebtedness or obligation.  As of the Closing Date, Sugarmade shall have no Liabilities other than up to $250,000 in unsecured accounts payable or accrued expenses and $262,000 of notes payable.

Section 4.9 Material Contracts

.  Each Sugarmade Material Contract (i) is legal, valid, binding and enforceable and in full force and effect with respect to Sugarmade, and to Sugarmade's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (ii) will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing (but only for such Material Contracts that have a contract term that continues beyond the Closing) in accordance with the terms thereof as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity.  Neither Sugarmade nor, to Sugarmade's  knowledge, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would (i) constitute a breach or default by Sugarmade or, to Sugarmade's knowledge, by any such other party, or (ii) permit termination, modification or acceleration, under the Sugarmade Material Agreement.

Section 4.10 Intellectual Property Rights.

(a)

Sugarmade owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, common law trademarks, trade names, trade secrets (including customer lists), service marks and copyrights, and any applications for and registrations of such patents, trademarks, service marks, and copyrights and all processes, formulas, methods, schematics, technology, know-how, computer software programs, data or applications and tangible or intangible proprietary information or material that are used in its business, free and clear of all liens, claims or encumbrances (all of which are referred to as the "Sugarmade Intellectual Property Rights"). The foregoing representation as it relates to all licenses, sublicenses and other agreements to which Sugarmade is a party and pursuant to which Sugarmade is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("Licensed Intellectual Property") is limited to the interests of Sugarmade pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants Sugarmade such rights to such intellectual property as are used in the business as currently conducted.

(b)

Sugarmade (i) has not received notice of a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (ii) does not have any knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Sugarmade Intellectual Property Rights or Licensed Intellectual Property.  Sugarmade has at all times used reasonable efforts to protect its proprietary information and to prevent such information from being released into the public domain.

Section 4.11 Litigation

.  There is no action pending or, to the knowledge of Sugarmade, threatened against Sugarmade that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against Sugarmade, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

Section 4.12 Taxes

.  Sugarmade has timely filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by it or on behalf of it, and each such tax return was complete and accurate in all material respects, and Sugarmade has timely paid (or has had paid on its behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it.  No deficiency for a material Tax has been asserted in writing or otherwise, to Sugarmade's Knowledge, against Sugarmade or with respect to any of its assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith.  There are no material Liens for Taxes upon Sugarmade's assets.

Section 4.13 Compliance

.  Sugarmade is in compliance with all federal, state and local laws and regulations of any Governmental Authority applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.  Sugarmade has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect.  Sugarmade holds all permits, licenses and franchises from Governmental Authorities required to conduct its business as it is now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.14 Absence of Certain Changes

.  Since the date of the most recent Sugarmade Financial Statements:

(a)

there has been no change or development in, or effect on, Sugarmade that has or could reasonably be expected to have a Material Adverse Effect;

(b)

Sugarmade has not sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any material amount of its assets other than in the ordinary course of business;

(c)

Sugarmade has not paid any dividends or distributed any of its assets to any of its stockholders;

(d)

Sugarmade has not acquired any material amount of assets except in the ordinary course of business, nor acquired or merged with any other business;

(e)

Sugarmade has not waived or amended any of its respective material contractual rights except in the ordinary course of business, and

(f)

Sugarmade has not entered into any agreement to take any action described in clauses (a) through (f) above.

Section 4.15 Material Transactions or Affiliations

.  Except for employment agreements, stock option agreements, and deferred compensation plans, there is no contract, agreement or arrangement between Sugarmade and any person who was, at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Sugarmade to own beneficially, five percent or more of its issued and outstanding common stock or preferred stock and which is to be performed in whole or in part after the date hereof.  Sugarmade has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 4.16 Employees

.  Sugarmade is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment, except where any failure to comply would not constitute a Material Adverse Effect. There are no proceedings pending or, to Sugarmade's knowledge, reasonably expected or threatened, between Sugarmade, on the one hand, and any or all of its current or former employees, on the other hand. There are no claims pending, or, to Sugarmade's knowledge, reasonably expected or threatened, against Sugarmade under any workers' compensation or long term disability plan or policy. Sugarmade has no unsatisfied obligations that would have a Material Adverse Effect on Sugarmade to any employees, former employees, or qualified beneficiaries pursuant to any employee benefit plans, COBRA, HIPAA, or any state law governing health care coverage extension or continuation.

Section 4.17 Principals of Sugarmade

.  During the past ten years, no current officer or director of Sugarmade has been:

(a)

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)

the subject of any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)

the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d)

found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 4.18 Tax-Free Exchange

.  Sugarmade has not taken any action, nor does Sugarmade know of any fact, that is reasonably likely to prevent the Exchange from qualifying as a "reorganization" within the meaning of Section 351 or 368 of the Code.

Section 4.19 Brokers and Finders

.  Except as described herein, neither Sugarmade nor any of its officers, directors, employees or managers, have employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the Exchange for which Sugarmade has or could have any liability.  Sugarmade has entered into an agreement with Grandview Capital, LLC to raise $400,000 - $600,000. For these services, Grandview Capital LLC shall receive 10% cash commission on the amount of funds raised and 10% stock commission on the number of shares purchased by these funds.

Section 4.20 Disclosure

.  There is no known material fact or information relating to the business, condition (financial or otherwise), affairs, operations or assets of Sugarmade that has not been disclosed in writing to DVOP by Sugarmade.  No representation or warranty of Sugarmade in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF EACH SELLER

Each Seller, individually and not jointly, hereby makes the following representations and warranties to Sugarmade and DVOP:

Section 5.1 Authorization

.  Such Seller has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

Section 5.2 Validity and Effect of Agreement

.  Upon the execution and delivery of each other document to which such Seller is a party (assuming due execution and delivery by each other party thereto) each such other document will be the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

Section 5.3 No Breach or Violation

. The execution, delivery and performance by such Seller of this Agreement and each other document to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with (i) the certificate of incorporation or bylaws of such Seller, if applicable, or (ii) any agreement to which such Seller is a party, or by which such Seller or such Seller's assets are bound or affected.

Section 5.4 Consents and Approvals

.  No consent, approval, authorization or order of, registration or filing with, or notice to, any Government Authority or any other Person is necessary to be obtained, made or given by such Seller in connection with the execution, delivery and performance by such Seller of this Agreement or any other document to which it is a party or for the consummation by such Seller of the transactions contemplated hereby or thereby.

Section 5.5 Title

.  The Sugarmade Shares to be delivered by such Seller in connection with the transactions contemplated herein are, and at the Closing will be owned, of record and beneficially, solely by such Seller, free and clear of any Lien and represent such Seller's entire ownership interest in Sugarmade.

Section 5.6 Investor Status

.  Such Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act and has properly completed the form attached hereto as Schedule III.

Section 5.7 No Government Review

.  Such Seller understands that neither the SEC nor any securities commission or other Governmental Authority of any state, country or other jurisdiction has approved the issuance of the Common Stock or passed upon or endorsed the merits of the Common Stock or the Exchange Agreement or any of the other documents relating to the Exchange (collectively, the "Offering Documents"), or confirmed the accuracy of, determined the adequacy of, or reviewed the Exchange Agreement or the other Offering Documents.

Section 5.8 Investment Intent

.  The shares of Common Stock are being acquired by Seller for Seller's own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Seller has no present intention of selling, granting any participation in or otherwise distributing the same.  Seller further represents that Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of Sugarmade Shares.

Section 5.9 Restrictions on Transfer

.  Seller understands that the shares of Common Stock have not been registered under the Securities Act or registered or qualified under any foreign or state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom. In any case where such an exemption is relied upon by Seller from the registration requirements of the Securities Act and the registration or qualification requirements of such state securities laws, Seller shall furnish DVOP with an opinion of counsel stating that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and will not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and opinion to be satisfactory to DVOP.  Seller acknowledges that it is able to bear the economic risks of an investment in the Common Stock for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.

Section 5.10 Informed Investment

.  Seller has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon Sugarmade for legal or tax advice related to this investment.  In making its decision to acquire the Common Stock, Seller has not relied upon any information other than information contained in this Agreement and in the other Offering Documents.

Section 5.11 Access to Information

.  Seller acknowledges that it has had access to and has reviewed all documents and records relating to DVOP, including, but not limited to, the DVOP SEC Documents, that it has deemed necessary in order to make an informed investment decision with respect to an investment in DVOP.

Section 5.12 Reliance on Representations

.  Seller understands that the shares of Common Stock are being offered and sold to Seller in reliance on specific exemptions from the registration and/or public offering requirements of the U.S. federal and state securities laws and that DVOP and Sugarmade are relying in part upon the truth and accuracy of, and such Seller's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Seller set forth herein in order to determine the availability of such exemptions and the eligibility of such Seller to acquire the Common Stock.  Seller represents and warrants to DVOP and Sugarmade that any information Seller has heretofore furnished or furnishes herewith to DVOP and Sugarmade is complete and accurate, and further represents and warrants that it will notify and supply corrective information to DVOP  and Sugarmade immediately upon the occurrence of any change therein occurring prior to Sugarmade's issuance of the Common Stock.  Within five (5) days after receipt of a request from Sugarmade, Seller will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which Sugarmade is subject.

Section 5.13 No General Solicitation

.  Seller is unaware of, and in deciding to participate in the transactions contemplated hereby is in no way relying upon, and did not become aware of the transactions contemplated hereby through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the transactions contemplated hereby.

Section 5.14 Legends

.  Seller understands that the certificates representing the Common Stock shall have endorsed thereon the following legend, and stop transfer instructions reflecting that these restrictions on transfer will be placed with the transfer agent of the Common Stock:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY

NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 IS IN EFFECT, (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933.”

Section 5.15 Placement and Finder's Fees

.  No agent, broker, investment banker, finder, financial advisor or other person acting on behalf of Seller or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated hereby, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreements, arrangements or understanding made by or on behalf of Seller.

Section 5.16 Disclosure

.  No representation or warranty of the Seller in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE VI

CERTAIN COVENANTS

Section 6.1 Conduct of Business by DVOP

.  Except (i) as expressly permitted or required by this Agreement, or (ii) with the consent of Sugarmade, during the period commencing with the date of this Agreement and continuing until the Closing Date, DVOP shall not conduct any trade or business other than as presently conducted, shall preserve intact its business organizations and maintain the registration of DVOP and the Common Stock under the Exchange Act.

Section 6.2 Access to Information

.  At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Article IX, and in each case subject to Section 6.3 below, each party hereto shall provide to the other party (and the other party's authorized representatives) reasonable access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party, provided that the party granted such access shall not interfere unreasonably with the operation of the business conducted by the party granting access, and provided that no such access need be granted to privileged information or any agreements or documents subject to confidentiality agreements.

Section 6.3 Confidentiality

.  Each party shall hold, and shall cause its respective Affiliates and representatives to hold, all Confidential Information made available to it in connection with the Exchange in strict confidence, shall not use such information except for the sole purpose of evaluating the Exchange and shall not disseminate or disclose any of such information other than to its directors, officers, managers, employees, stockholders, interest holders, Affiliates, agents and representatives, as applicable, who need to know such information for the sole purpose of evaluating the Exchange (each of whom shall be informed in writing by the disclosing party of the confidential nature of such information and directed by such party in writing to treat such information confidentially).  The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that (i) is learned by the disclosing party from a third party entitled to disclose it; (ii) becomes known publicly other than through the disclosing party or any third party who received the same from the disclosing party, provided that the disclosing party had no Knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by the parties; or (iv) is disclosed with the express prior written consent thereto of the other party.  The parties shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained.  In the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and (iii) provide only that amount of information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

Section 6.4 No Shop

.  Until the earlier of the Closing Date and the date of termination of this Agreement pursuant to Article IX, neither DVOP, nor Sugarmade, nor the Sellers, nor any of their respective representatives shall, directly or indirectly, take any of the following actions with any third party: (i) solicit, initiate, encourage, entertain or agree to any proposals or offers from any Person relating to (A) any merger, share exchange, business combination, reorganization, consolidation or similar transaction involving DVOP or Sugarmade, (B) the acquisition of beneficial ownership of any equity interest in DVOP or Sugarmade, whether by issuance or by purchase (through a tender offer, exchange offer, negotiated purchase or otherwise) from the Sellers or otherwise, (C) the license or transfer of all or a material portion of the assets of DVOP or Sugarmade or (D) any transaction that may be inconsistent with or that may have an adverse effect upon the transactions contemplated by this Agreement (any of the transactions described in clauses (A) through (D), a “Third-Party Acquisition”); or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to DVOP or Sugarmade in connection with, or take any other action to solicit, consider, entertain, facilitate or encourage any Inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Third-Party Acquisition.  The Parties acknowledge and agreed that money damages would not be a sufficient remedy for any breach of this Section and that any aggrieved party shall therefore be entitled to seek equitable relief, including an injunction or specific performance, as a remedy for any such breach.  Such remedies shall not be deemed to be the exclusive remedies but shall be in addition to all other remedies available at law or equity.

Section 6.5 Further Assurances

.  Each of the parties hereto agrees to use commercially reasonable efforts before and after the Closing Date to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, in the most expeditious manner practicable, the Exchange, including, but not limited to: (i) satisfying the conditions precedent to the obligations of any of the parties hereto; (ii) obtaining all waivers, consents and approvals from other parties necessary for the consummation of the Exchange, (iii) making all filings with, and obtain all consents, approvals and authorizations that are required to be obtained from, Governmental Authorities, (iv) defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (v) executing and delivering such instruments, and taking such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

Section 6.6 Public Announcements

.  DVOP, the Sellers and Sugarmade shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Exchange or this Agreement, and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to DVOP, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of FINRA.

Section 6.7 Notification of Certain Matters

.  Each party hereto shall promptly notify the other party in writing of any events, facts or occurrences that would result in any breach of any representation or warranty or breach of any covenant by such party contained in this Agreement.

Section 6.8 Financial Statements

.  Prior to the Closing, Sugarmade shall deliver to DVOP the consent of its independent auditors to the inclusion of their audit report and the Sugarmade Financial Statements in a Current Report on Form 8-K relating to the Exchange.  Sugarmade shall use its best efforts to have its independent auditor consent to DVOP's use of and reliance on the Sugarmade Financial Statements as may be required in connection with any further filings made by DVOP under the United States federal securities laws.

Section 6.9 Capital Raise

(a)

.  Prior to the Closing, Sugarmade shall raise gross proceeds of not less than $2,000,000 through the private placement of common stock and warrants to purchase common stock (the “Capital Raise”).

Section 6.10 Share Cancellation

(a)

.  Prior to the Closing, DVOP shall have entered into the Share Cancellation Agreement in the form attached hereto as Exhibit A.

Section 6.11 Tax-Free Exchange Status

.  The parties hereto shall take (or refrain from taking) any and all actions necessary to ensure that, for United States federal income tax purposes:  (i) the Exchange shall qualify as a reorganization within the meaning of Sections 368(a)(1)(B) of the Code, and (ii) that the tax consequences to the stockholders of both companies are minimized.

Section 6.12 Conversion of Notes Payable

(a)

.  Except as described herein, prior to the Closing, Sugarmade shall have converted all notes payable outstanding at and subsequent to December 31, 2010, including those notes offset by the note receivable from Ethan Farid at and subsequent to December 31, 2010.  The conversion of such notes shall have been completed in compliance with all state and federal securities laws. $162,000 of convertible notes payable will be outstanding at Closing resulting from three note holders who will not be converting their notes.  These note holders are Jeffery Barnes, David Banks and Lee Banks.

Section 6.13 Resignation of Directors.   At the Closing, (i) Kevin Russeth, the sole DVOP officer, shall resign all of his officer positions with DVOP; and (ii) Kevin Russeth, the sole DVOP director, shall appoint Scott Lantz to the DVOP Board of Directors and as the Chief Executive Officer and Chief Financial Officer of DVOP.  On or promptly after the Closing, DVOP shall file with the SEC a Schedule 14(f)-1 with respect to the change of control transactions described in this Agreement, and shall cause the Schedule 14(f)-1 to be mailed to each registered holder of its Common Stock.  Ten days following the mailing of the Schedule 14(f)-1 to the DVOP registered stockholders, the director of DVOP shall appoint Clifton Leung, Jim Jensen, Sandy Salzberg and Ed Roffman to the DVOP Board of Directors, and Kevin Russeth shall resign from the Board of Directors.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE EXCHANGE

Section 7.1 Conditions to Obligations of Sugarmade

.  The obligations of Sugarmade and Sellers to consummate the Exchange shall be subject to the fulfillment, or written waiver by Sugarmade, at or prior to the Closing, of each of the following conditions:

(a)

The representations and warranties of DVOP set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

(b)

DVOP shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c)

All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein shall have been obtained; and

(d)

There has been no Material Adverse Effect on the business, condition or prospects of DVOP until the Closing Date.

Section 7.2 Conditions to Obligations of DVOP

. The obligations of DVOP to consummate the Exchange shall be subject to the fulfillment, or written waiver by DVOP, at or prior to the Closing of each of the following conditions:

(a)

The representations and warranties of Sugarmade set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

(b)

Sugarmade shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by Sugarmade on or prior to the Closing Date;

(c)

All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein shall have been obtained;

(d)

There has been no Material Adverse Effect on the business, condition or prospects of Sugarmade until the Closing Date; and

(e)

Sellers owning at least ninety percent (90%) of the issued and outstanding Sugarmade Shares (including the Sugarmade Shares to be issued in the Capital Raise) shall have executed this Agreement.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification between the Parties

.

(a)

Notwithstanding any other indemnification provision hereunder, DVOP (in this context, the "Indemnifying Party") shall indemnify and hold harmless Sugarmade and its officers, directors and each of the Sellers (in this context an "Indemnified Party"), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by DVOP at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, (ii) any breach or nonfulfillment of any covenants or agreements made by DVOP, (iii) any misrepresentation made by DVOP, in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by DVOP pursuant hereto or in connection with the Exchange, (iv) any untimely filing of or inaccuracy in, any SEC Document, and (v) the operations and liabilities of DVOP and/or any of its subsidiaries, whether known or unknown, arising out of any action, omission and/or period of time preceding the Closing Date, including but not limited to any taxes levied with respect to same.

(b)

Notwithstanding any other indemnification provision hereunder, Sugarmade (in this context, the "Indemnifying Party") shall indemnify and hold harmless DVOP and its officers and directors (in this context an "Indemnified Party"), from and against any and all Claims suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by Sugarmade at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, (ii) any breach or nonfulfillment of any covenants or agreements made by Sugarmade, and  (iii) any misrepresentation made by Sugarmade, in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Sugarmade pursuant hereto or in connection with the Exchange.

(c)

Notwithstanding any other indemnification provision hereunder, Sellers, individually and not severally or jointly (in this context, the "Indemnifying Party"), shall indemnify and hold harmless Sugarmade and DVOP (in this context an "Indemnified Party"), from and against any and all Claims suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by such Seller under this Agreement at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date and (ii) any breach or nonfulfillment of any covenants or agreements made by the Seller.

Section 8.2 Indemnification Procedures for Third Party Claims

.

(a)

Upon obtaining knowledge of any Claim by a third party which has given rise to, or is expected to give rise to, a claim for indemnification hereunder, the Indemnified Party shall give written notice ("Notice of Claim") of such claim or demand to the Indemnifying Party, specifying in reasonable detail such information as the Indemnified Party may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).  No failure or delay by the Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of the Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have actually adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any Claims for which the Indemnified Party entitled to indemnification hereunder.

(b)

If the claim or demand set forth in the Notice of Claim given by an Indemnified Party pursuant to Section 8.1 hereof is a claim or demand asserted by a third party, the Indemnifying Party shall have fifteen (15) days after the date on which Notice of Claim is given to notify Indemnified Party in writing of their election to defend such third party claim or demand on behalf of the Indemnified Party.  If the Indemnifying Party elects to defend such third party claim or demand, Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials that are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Indemnifying Party in the defense of, such third party claim or demand, and so long as the Indemnifying Party is defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand.  If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at such Indemnified Party's own expense.  In the event, however, that such Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party could reasonably be expected to present counsel with a conflict of interest, then the Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnifying Party will pay the fees and expenses of such counsel.  If the Indemnifying Party does not elect to defend such third party claim or demand or do not defend such third party claim or demand in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's expense, to defend such third party claim or demand; provided, however, that (i) such Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; (ii) such Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the Indemnifying Party under the agreements of indemnification set forth in this Article VII; and (iii) such Indemnified Party may not settle any claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(c)

The Indemnifying Party and the other Indemnified Parties, if any, shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article VIII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

Section 8.3 Indemnification Procedures for Non-Third Party Claims

.  In the event any Indemnified Party should have an indemnification claim against the Indemnifying Party under this Agreement that does not involve a claim by a third party, the Indemnified Party shall promptly deliver notice of such claim to the Indemnifying Party in writing and in reasonable detail.  The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party, except to the extent that Indemnifying Party has been actually prejudiced by such failure.  If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) Business Days following its receipt of such notice that the Indemnifying Party disputes such claim, such claim specified by the Indemnifying Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Article VIII and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand, or in the case of any notice in which the amount of the claim is estimated, on such later date when the amount of such claim is finally determined.  If the Indemnifying Party disputes its liability with respect to such claim in a timely manner, Sugarmade and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved pursuant to Section 10.10.

Section 8.4 Limitations on Indemnification

.  No claim for indemnification under this Article VIII shall be asserted by, and no liability for such indemnify shall be enforced against, the Indemnifying Party to the extent the Indemnified Party has theretofore received indemnification or otherwise been compensated for such Claim.  In the event that an Indemnified Party shall later collect any such amounts recovered under insurance policies with respect to any Claim for which it has previously received payments under this Article VIII from the Indemnifying Party, such Indemnified Party shall promptly repay to the Indemnifying Party such amount recovered.

ARTICLE IX

TERMINATION

Section 9.1 Termination

. This Agreement may be terminated at any time prior to the Closing:

(a)

by mutual consent of DVOP and Sugarmade;

(b)

by Sugarmade, upon written notice to DVOP, if the Closing shall not have occurred on or before April 30, 2011 or if any of the conditions to the Closing set forth in Section 7.1 shall have become incapable of fulfillment by April 30, 2011 and shall not have been waived in writing by Sugarmade; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to Sugarmade if its action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)

by DVOP, upon written notice to Sugarmade, if the Closing shall not have occurred on or before April 30, 2011 or if any of the conditions to the Closing set forth in Section 7.2 shall have become incapable of fulfillment by April 30, 2011 and shall not have been waived in writing by DVOP; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to DVOP if its action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(d)

by DVOP or Sugarmade if any Governmental or judicial Authority shall have issued an injunction, order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any material portion of the Exchange and such injunction, order, decree, ruling or other action shall have become final and nonappealable;

Section 9.2 Procedure and Effect of Termination

. In the event of termination of this Agreement pursuant to Section 9.1 hereof, written notice thereof shall forthwith be given by the terminating party to the other party, and, except as set forth below, this Agreement shall terminate and be void and have no effect and the Exchange shall be abandoned without any further action by the parties hereto.  Neither DVOP nor Sugarmade shall have any liability to the other for any termination under this Article IX.  If this Agreement is terminated as provided herein:

(a)

each party hereto shall redeliver, and shall cause its agents (including, without limitation, attorneys and accountants) to redeliver, all documents, work papers and other material of each party hereto relating to the Exchange, whether obtained before or after the execution hereof; and

(b)

each party agrees that all Confidential Information received by DVOP or Sugarmade with respect to the other party, this Agreement or the Exchange shall be kept confidential notwithstanding the termination of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1 Entire Agreement

.  This Agreement and the Schedules and Exhibits hereto contain the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 10.2 Amendment and Modifications

.  This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

Section 10.3 Extensions and Waivers

.  At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

Section 10.4 Successors and Assigns

.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto.  Except as provided in Article VIII, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 10.5 Survival of Representations, Warranties and Covenants

.  The representations and warranties contained herein shall survive the Closing and shall thereupon terminate two (2) years from the Closing.  All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms.

Section 10.6 Headings; Definitions

.  The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.  All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.  All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

Section 10.7 Specific Performance

.  The parties hereto agree that in the event that any party fails to consummate the Exchange in accordance with the terms of this Agreement, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine.  It is accordingly agreed that the parties shall be entitled to specific performance in such event, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

Section 10.8 Notices

.  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, email or other electronic transmission service to the appropriate address or number as set forth below (or any other address duly notified by a party hereto pursuant to the provisions of this Section 10.8).

If to DVOP:	with a copy to:
Diversified Opportunities, Inc.	Steven J. Davis
1042 N. El Camino Real #261	1042 N. El Camino Real #261
Encinitas, CA 92024	Encinitas, CA 92024
Attn: Kevin Russeth
Phone: (858) 342-8155	Phone: (619) 788-2383
Fax: [•]	Fax: (858) 367-8138
Email: steve@sjdavislaw.com

If to Sugarmade or a Seller:	with a copy to:
Sugarmade, Inc.	Sheppard, Mullin, Richter & Hampton LLP
2280 Lincoln Avenue	12275 El Camino Real, Suite 200
San Jose, CA 95125	San Diego, CA 92130
Attn: Scott Lantz	Attn: James A. Mercer III, Esq.
Phone: (408) 375-8839	Phone: (858) 720-7469
Fax:	Fax: (858) 523-6705
Email: scott@Sugarmade.com	Email: jamercer@sheppardmullin.com

Section 10.9 Governing Law

. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 10.10 Consent to Jurisdiction

. Any action, suit or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this  Agreement shall be commenced only in a state or federal court of competent jurisdiction the State of California, County of San Francisco, and the parties hereto each consents to the jurisdiction of such a court.

Section 10.11 Counterparts

. This Agreement may be executed in two or more counterparts and may be delivered by facsimile or electronic/PDF transmission, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Section 10.12 Certain Definitions

. As used herein:

(a)

"Affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the Exchange Act;

(b)

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of San Francisco, California;

(c)

"Confidential Information" shall mean the existence and contents of this Agreement and the Schedules and Exhibits hereto, and all proprietary technical, economic, environmental, operational, financial and/or business information or material of one party which, prior to or following the Closing Date, has been disclosed by Sugarmade, on the one hand, or DVOP, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other;

(d)

"Contract" shall mean any oral, written or implied contracts, agreements, licenses, instruments, indentures leases, powers of attorney, guaranties, surety arrangements or other commitments of any kind;

(e)

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(f)

"GAAP" shall mean generally accepted accounting principles in the United States as in effect on the date or for the period with respect to which such principles are applied;

(g)

"Governmental Authority" shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

(h)

"Knowledge" shall mean (i) with respect to an individual, knowledge of a particular fact or other matter, if such individual is aware of such fact or other matter, and (ii) with respect to a Person that is not an individual, knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter;

(i)

"Lien" shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or proxy, pre-emptive rights, first refusal rights, participation rights, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future;

(j)

"Material Adverse Effect" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the applicable entity;

(k)

"Material Contract" shall mean any Contract, other than equipment and furniture leases entered into in the ordinary course of business, where the liabilities or commitments associated therewith exceed $10,000 individually or $50,000 in the aggregate;

(l)

"Person" shall mean any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

(m)

"SEC" shall mean the Securities and Exchange Commission;

(n)

"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

(o)

"Taxes" shall mean all taxes (whether U.S.  federal, state, local or other non-U.S.) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, levies, imposts, deductions, charges, rates, duties, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, employment, excise, stamp duty or property taxes, together with any interest, penalties, charges or fees imposed with respect thereto.

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

DIVERSIFIED OPPORTUNITIES, INC.	SUGARMADE, INC.

By: _____________________________	By: _____________________________
Name: Kevin Russeth	Name: Scott Lantz
Title: Chief Executive Officer	Title: Chief Executive Officer

[Signature Page to Exchange Agreement]

Counterpart Signature Page to

Exchange Agreement between

Diversified Opportunities, Inc.

and

Sugarmade, Inc.

(Each Seller must also complete Schedule III)

____________________________

(Print Name of Seller)

By:___________________________

Name:

Title:

Number of Shares: _______________

______________________________

Address

______________________________

(City, State and Zip Code/Postal Code)

______________________________

Country

______________________________

For US persons: taxpayer id number

Schedule III

Investor Questionnaire

Please check the applicable box –

The undersigned is an accredited investor by reason of coming within one of the following categories:

___     1.

A natural person whose net worth, either individually or jointly with such person's spouse, at the time of the undersigned's receipt the shares exceeds $1,000,000;

___     2.

A  natural person who had an individual income in excess of $200,000, or joint income with that person's spouse in excess of $300,000, in the two most recent years and reasonably expects to have individual income reaching the same level in the current year;

___     3.

A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3)(a)(5)(A) of the Securities Act. whether acting in its individual or fiduciary capacity;

___     4.

A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

___     5.

An insurance company as defined in Section 2(13) of the Securities Act:

___     6.

An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

___     7.

A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

___     8.

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees. if such plan has total assets in excess of $5,000,000;

___     9.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___     10.

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___     11.

An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares, with total assets in excess of $5,000,000;

___     12.

An executive officer or director of Sugarmade.

___     13.

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in Sugarmade; or

___     14.

An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this category only, a list of the equity owners of the undersigned, and each such equity owner should complete a copy of this questionnaire.

The undersigned has executed this Investor Questionnaire  this ____ day of ______, 2011.

_____________________________

 (Print Name of Investor)

By:___________________________

Name:

Title:

______________________________

Address

______________________________

(City, State and Zip Code/Postal Code)

______________________________

Country

______________________________

For US Persons: taxpayer identification number

EXHIBIT A

Share Cancellation Agreement

EXHIBIT B

Form of DVOP Officer and Director Release

EXHIBIT C

Form of Notice of Exchange (Common Stock)

-i-

EXHIBIT D

Form of Notice of Exchange (Warrants)

-i-

EXHIBIT E

Form of Registration Rights Agreement

-ii-